Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 ( Nos. 333-238247, 333-233432 and 333-225680 ), Form S-3  (Nos. 333-223530 and 333-255038) and Form S-8 (Nos. 333-248837, 333-249320, 333-232348, 333-218499, 333-196533, 333-188839 and 333-260216), of InspireMD, Inc. of our report dated March 7, 2022 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 7, 2022	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited